UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 20, 2005

Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 28th Street, Boulder, Colorado	80301

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	720-564-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On December 20, 2005, Pharmion Corporation (the “Company”) entered into a Manufacturing and Service Contract for Commercial and Developmental Products (the “Agreement”) with Ben Venue Laboratories, Inc., a pharmaceutical manufacturing company with a principal place of business in Bedford, Ohio (“Ben Venue”). Effective December 20, 2005, Ben Venue will be the principal manufacturer and supplier of finished sterile dosage forms of Vidaza® (the “Product”) for the Company. The Agreement has an initial term expiring on December 19, 2010 (the “Initial Term”), which is subject to automatic renewal for additional two-year terms unless either party informs the other of its intention to let the Agreement expire by its terms.
     The Agreement requires, among other things, Ben Venue to manufacture, and the Company to procure from Ben Venue, quantities of the Product that satisfy at least sixty-five (65%) percent of the Company’s annual requirements for the Product, unless Ben Venue fails to meet the Company’s orders under the Agreement, or other events occur, after which the Company may elect to use a second source supplier for all or any portion of its Product requirements.
     Ben Venue must maintain its manufacturing facilities in conformance with the requirements of the FDA, EMEA, the Canadian Health Protection Branch and any other global, government regulatory authority governing the manufacture of the Product.
     Either party may terminate the Agreement upon the uncured material breach of the Agreement by the other party, or if the other party files for bankruptcy or is otherwise adjudicated bankrupt or becomes subject to insolvency laws. Company can terminate the Agreement upon 24 months’ written notice if Company enters into certain relationships with a third party which has the capability to supply the Product, or with 90 days’ written notice if a regulatory agency license for marketing is not issued or is withdrawn or if Company terminates the commercial sale of the Product in all territories.
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, discussion relative to markets for our products and trends in revenue, gross margins and anticipated expense levels, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect” and “intend” and other similar expressions. All statements regarding our expected financial position and operating results, business strategy, financing plans, forecast trends relating to our industry are forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties, and our actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth under “Factors Affecting our Business Conditions” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to revise these forward-looking statements to reflect future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION
Date: December 22, 2005	By:	/s/ Erle T. Mast
		Name:	Erle T. Mast
		Title:	Chief Financial Officer